NetREIT, Inc 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO, CFO and Principal Financial and Accounting Officer, respectively, of NetREIT, Inc. (the “Company”) that, to the best of his knowledge:

(i)	the Quarterly Report for the quarter ended June 30, 2013 of the Company on Form 10-Q (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: August 12, 2013	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer

Date: August 12, 2013	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer

Date: August 12, 2013	By:	/s/ J. Bradford Hanson
J. Bradford Hanson
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NetREIT, Inc. and will be retained by NetREIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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